UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to §240.14a-12
Bank of Granite Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bank of Granite
——C O R P O R A T I O N——
CHARLES M. SNIPES •
CHAIRMAN AND •
CHIEF EXECUTIVE OFFICER •
Direct Voice 828 345-6802; Fax 828 345-6859 •
Email csnipes@bankofgranite.com •
April 4, 2006
Dear Fellow Shareholder,
     We recently mailed you proxy material in connection with our upcoming Annual Meeting of Shareholders to be held on April 24, 2006. According to our records, we have not yet received your proxy.
     It is very important that your shares be voted, regardless of the number of shares you own.
     The Board of Directors is unanimously recommending a FOR vote on all proposals.
     Please take a moment to VOTE your shares by returning your proxy in the envelope provided. If your shares are held with a broker or bank, you may also vote by telephone or the Internet by following the enclosed instructions.
     Please disregard this request if you have already voted your shares. Thank you for your cooperation and support.
Sincerely,
/s/ Charles M. Snipes
Charles M. Snipes

P.O. Box 128 Granite Falls, NC 28630	[Logo]	www. bankofgranite.com